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                                                                    EXHIBIT 12.2


                             PACCAR Financial Corp.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       PURSUANT TO THE SUPPORT AGREEMENT
                       BETWEEN THE COMPANY AND PACCAR INC
                             (Thousands of Dollars)


                                                                                       Six Months Ended
                                                                                            June 30
                                                                                     1995            1994
----------------------------------------------------------------------------------------------------------
FIXED CHARGES
  Interest expense                                                                  $42,064        $27,948

  Facility and equipment rental                                                         360            339
----------------------------------------------------------------------------------------------------------

TOTAL FIXED CHARGES                                                                 $42,424        $28,287
----------------------------------------------------------------------------------------------------------


EARNINGS
  Income before income taxes                                                        $21,775        $19,990

  Depreciation                                                                        5,391          4,976
----------------------------------------------------------------------------------------------------------
                                                                                     27,166         24,966

  Fixed charges                                                                      42,424         28,287
----------------------------------------------------------------------------------------------------------

EARNINGS AS DEFINED                                                                 $69,590        $53,253
----------------------------------------------------------------------------------------------------------


RATIO OF EARNINGS TO FIXED CHARGES                                                    1.64X          1.88X
----------------------------------------------------------------------------------------------------------






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